EXHIBIT 21.1

SUBSIDIARIES OF ATLAS PIPELINE PARTNERS, L.P.

Name	Jurisdiction

Atlas Pipeline Operating Partnership, L.P.	Delaware

APL Laurel Mountain, LLC	Delaware

APC Acquisition, LLC	Delaware

Atlas Pipeline Tennessee, LLC	Pennsylvania

Setting Sun Pipeline Corporation	Delaware

Atlas Pipeline Mid-Continent LLC	Delaware

Velma Intrastate Gas Transmission Company, LLC	Delaware

Slider WestOk Gathering, LLC	Delaware

Velma Gas Processing Company, LLC	Delaware

Atlas Pipeline NGL Holdings, LLC	Delaware

Atlas Pipeline NGL Holdings II, LLC	Delaware

Atlas Pipeline Finance Corp.	Delaware

NOARK Energy Services, LLC	Oklahoma

Atlas Pipeline Mid-Continent WestOk, LLC	Delaware

Atlas Pipeline Mid-Continent WestTex, LLC	Delaware

Atlas Chaney Dell, LLC	Delaware

Atlas Midkiff, LLC	Delaware

Atlas Pipeline Mid-Continent Holdings, LLC	Delaware

APL Gas Treating, LLC	Delaware

APL Arkoma Holdings, LLC	Delaware

APL Arkoma, Inc.	Delaware

APL Arkoma Midstream, LLC	Delaware

APL Barnett, LLC	Delaware

Pecos Pipeline, LLC	Delaware

Tesuque Pipeline, LLC	Delaware

APL SouthTex Midstream LLC	Delaware

APL SouthTex Pipeline Company LLC	Texas

APL SouthTex Processing Company LP	Texas

APL SouthTex Midstream Holding Company LP	Texas

APL SouthTex Gas Utility Company LP	Texas

APL SouthTex Transmission Company LP	Texas

Atlas SouthTex Midstream Company LP	Texas